                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of Report (date of earliest event reported): April 9, 1996



                               ZAPATA CORPORATION
             (Exact name of registrant as specified in its charter)


        Delaware                  I-4219          C-74-1339132
(State or other jurisdiction    (Commission     (I.R.S. Employer
of incorporation)               File Number)   Identification No.)


                        1717 St. James Place, Suite 550
                              Houston, Texas 77056
             (Address of principal executive offices and zip code)



       Registrant's telephone number, including area code: (713) 940-6100

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

ITEM 2.       ACQUISITION OR DISPOSITION OF ASSETS.

On April 9, 1996, Zapata Corporation, a Delaware corporation (the "Company"), sold substantially all of the assets of its natural gas gathering and processing business conducted by its Cimarron Gas Holding Company ("Cimarron") subsidiary to Conoco Inc. ("Conoco") and Enogex Products Corporation ("Enogex"). Conoco purchased certain of the Texas-based assets and Enogex purchased certain of the Oklahoma-based assets of Cimarron. The aggregate cash consideration paid by Conoco and Enogex totaled $23 million, subject to final post-closing date adjustments provided for in the agreement relating to the sale.

A copy of the agreement dated March 26, 1996 is attached as Exhibit 2.1 hereto and is incorporated herein by reference.

ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS.

     (B) PRO FORMA FINANCIAL INFORMATION

Filed herewith is pro forma financial information for Zapata Corporation and subsidiary companies as of December 31, 1995.



                       UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENT

The following unaudited pro forma condensed balance sheet reflects the financial position of the Company as of December 31, 1995 historically and on a pro forma basis giving effect to the sale of Cimarron's assets as if the sale had been consummated as of December 31, 1995. This unaudited pro forma balance sheet should be read in conjunction with the historical consolidated financial statements of the Company and related notes and "Management's Discussion and Analysis of Results of Operations and Financial Conditions" contained in the Company's Annual Report on Form 10-K for the year ended September 30, 1995. The unaudited pro forma condensed balance sheet set forth below is not necessarily indicative of what the actual financial condition would have been had this event occurred as of the date indicated.

                              ZAPATA CORPORATION
                  UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                            AS OF DECEMBER 31, 1995
                                (IN THOUSANDS)

                                                         PRO FORMA    PRO FORMA
                                           HISTORICAL   ADJUSTMENTS     TOTAL
                                           ----------   -----------   ---------
Current assets:
  Cash and cash equivalents                 $102,075      $ 23,026     $121,679
                                                            (1,593)
                                                            (1,829)
  Receivables                                  9,992           899       10,891
  Inventories:
    Fish products                             19,353                     19,353
    Materials, parts and supplies              3,244                      3,244
  Prepaid expenses and other current
   assets                                      3,043                      3,043
  Net assets of discontinued operations       21,475       (21,475)           -
                                           ---------    ----------    ---------
    Total current assets                     159,182          (972)     158,210
                                           ---------    ----------    ---------
Investments and other assets:
  Notes receivable                             8,864                      8,864
  Investments in unconsolidated affiliates    18,271                     18,271
  Deferred income taxes                        4,585         2,354        6,939
  Other assets                                16,145                     16,145
                                           ---------    ----------    ---------
                                              47,865         2,354       50,219
                                           ---------    ----------    ---------
Property and equipment                        74,958                     74,958
Accumulated depreciation                     (35,810)                   (35,810)
                                           ---------    ----------    ---------
                                              39,148             -       39,148
                                           ---------    ----------    ---------
  Total assets                             $ 246,195       $ 1,382     $247,577
                                           =========    ==========    =========

Current liabilities:
  Current maturities of long-term debt     $   8,357                   $  8,357
  Accounts payable and accrued
   liabilities                                24,801         4,400       29,201
  Net liabilities of discontinued
   operations                                      -           482          482
                                           ---------    ----------    ---------
    Total current liabilities                 33,158         4,882       38,040
                                           ---------    ----------    ---------
Long-term debt                                34,179                     34,179
                                           ---------    ----------    ---------
Other liabilities                             19,293                     19,293
                                           ---------    ----------    ---------
Stockholders' equity:
  Preferred and preference stock                   3                          3
  Common stock                                 7,387                      7,387
  Capital in excess of par value             131,962                    131,962
  Reinvested earnings from
   October 1, 1990                            20,213        (3,500)      16,713
                                          ----------    ----------    ---------
                                             159,565        (3,500)     156,065
                                          ----------   -----------    ---------
  Total liabilities and stockholders'
   equity                                   $246,195       $ 1,382     $247,577
                                          ==========   ===========    =========

The following note sets forth the explanations and assumptions used in preparing the unaudited pro forma condensed balance sheet as of December 31, 1995 (amounts in thousands).

The Company completed the sale of substantially all of the assets of Cimarron for $23,026 on April 9, 1996. The remaining assets are expected to be sold for approximately $899 within the next few months. These sales are expected to result in net proceeds to the Company of approximately $15,204 comprised of gross proceeds of $23,925 less: a $1,593 repayment of debt, $4,400 in estimated federal and state income taxes and $1,829 in estimated commissions, fees, severance and other expenses. As a result of the Company's decision to sell the assets of Cimarron, the results of Cimarron's operations have been reported as a discontinued operation. The sale resulted in an estimated after-tax book loss of $3,500 which is based on sales proceeds of $23,925 less: $22,984 for the book value of the assets sold and to be sold and the write-off of remaining unamortized goodwill and deferred cost balances and $1,829 for estimated commissions, fees, severance and other expenses associated with the sale. The estimated loss also includes pre-tax losses from operations of approximately $566 incurred from September 30, 1995 to the date of sale and a $2,048 book tax provision.


     (C)    EXHIBITS.

     2.1 Purchase and Sale Agreement dated March 26, 1996 by and among Cimarron Gas Holding Company, Conoco Inc. and Enogex Products Corporation.

     2.2 Amendment and Clarification of Purchase and Sale Agreement, Waiver and Closing Agreement dated April 9, 1996.


     The Company agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

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

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              ZAPATA CORPORATION



                              By: /s/ Joseph L. von Rosenberg, III
                                  --------------------------------------
                                    Joseph L. von Rosenberg, III
                                    Executive Vice President, General
                                    Counsel and Secretary



Date: April 23, 1996

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